UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 18, 2026

AtriCure, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-51470	34-1940305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7555 Innovation Way, Mason OH 45040
(Address of Principal Executive Offices, and Zip Code)
(513) 755-4100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	ATRC	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the AtriCure, Inc. (the “Company”) 2026 Annual Meeting of Stockholders held on May 18, 2026 (“Annual Meeting”), the stockholders of the Company approved an amendment to the AtriCure, Inc. 2023 Stock Incentive Plan (the “Amended 2023 Plan”). The 2023 Stock Incentive Plan was previously approved and amended to increase the number of shares available by the Board of Directors subject to stockholder approval. As approved by stockholders at the Annual Meeting, the 2023 Stock Incentive Plan was amended to increase the number of shares of common stock available for issuance under it from 4,500,000 to 6,000,000.
The purpose of the Amended 2023 Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, including incentive compensation measured by reference to the value of the Company’s Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders. The Amended 2023 Plan is an “omnibus” stock plan that provides for a variety of equity award vehicles to maintain flexibility. The Amended 2023 Plan permits the grant of stock options, stock appreciation rights, restricted share awards, restricted share units and other awards. The Amended 2023 Plan does not permit the re-pricing of options or stock appreciation rights without the approval of stockholders and does not contain an “evergreen” provision to automatically increase the number of shares issuable under the Amended 2023 Plan, except for certain adjustments resulting from stock splits and other specified events.
The foregoing summary of the Amended 2023 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended 2023 Plan filed as Exhibit 10.1 to this report.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The stockholders of the Company voted on the following proposals at the Annual Meeting:
1.The election of nine directors to serve one-year terms expiring at the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified;
2.A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.The approval of an amendment to the AtriCure, Inc. 2023 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,500,000;
4.The approval of an amendment to the AtriCure, Inc. 2018 Employee Stock Purchase Plan to increase the number of shares of common stock authorized by 750,000; and
5.An advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy statement.
For more information about the five proposals that were voted on at the Annual Meeting, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on April 6, 2026.

The voting results for each of the proposals are as follows:
1. All nominees for director were duly elected to serve one-year terms expiring at the 2027 Annual Meeting of Stockholders and until their successors have been duly elected and qualified.

Director Nominees	For	Against	Abstain	Broker Non-Votes
Michael H. Carrel	41,848,141	264,297	68,710	3,820,943
Regina E. Groves	41,852,934	258,662	69,552	3,820,943
B. Kristine Johnson	41,685,893	426,149	69,106	3,820,943
Shlomo Nachman	41,846,048	260,889	74,211	3,820,943
Karen N. Prange	41,514,921	590,763	75,464	3,820,943
Deborah H. Telman	40,917,973	1,192,573	70,602	3,820,943
Sven A. Wehrwein	41,454,342	653,542	73,264	3,820,943
Robert S. White	41,025,795	1,086,032	69,321	3,820,943
Maggie Yuen	41,447,687	663,914	69,547	3,820,943
2. The stockholders approved the proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For:	43,617,566
Against:	2,327,505
Abstain:	57,020
3. The stockholders approved the amendment to the AtriCure, Inc. 2023 Stock Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder by 1,500,000.

For:	41,051,336
Against:	1,066,332
Abstain:	63,480
Broker Non-Votes:	3,820,943
4. The stockholders approved the amendment to the AtriCure, Inc. 2018 Employee Stock Purchase Plan to increase the number of shares of common stock authorized by 750,000.

For:	42,064,798
Against:	109,893
Abstain:	6,457
Broker Non-Votes:	3,820,943
5. The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement.

For:	40,373,427
Against:	1,745,379
Abstain:	62,342
Broker Non-Votes:	3,820,943

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

No.	Description
10.1#	AtriCure, Inc. 2023 Stock Incentive Plan (Amended and Restated as of May 18, 2026).
10.2#	AtriCure, Inc. 2018 Employee Stock Purchase Plan (Amended and Restated as of May 18, 2026).
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.
_________________________
#    Compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRICURE, INC.

Dated:	May 19, 2026	By:	/s/ Angela L. Wirick
Angela L. Wirick
Chief Financial Officer